EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-107240) of TEGNA Inc.,
(2) Registration Statement (Form S-8 No. 333-115135) of TEGNA Inc.,
(3) Registration Statement (Form S-8 No. 333-160838) of TEGNA Inc.,
(4) Registration Statement (Form S-8 No. 333-171027) of TEGNA Inc.,
(5) Registration Statement (Form S-8 No. 333-204704) of TEGNA Inc.,
(6) Registration Statement (Form S-3 No. 333-224507) of TEGNA Inc. and
(7) Registration Statement (Form S-8 No. 333-238740) of TEGNA Inc.

of our report dated March 1, 2019, with respect to the consolidated financial statements of TEGNA Inc. for the year ended December 31, 2018, included in this Annual Report (Form 10-K) of TEGNA Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Tysons, Virginia
March 1, 2021